                                                                    EXHIBIT 10.8



                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated effective as of July 1, 2001, by and between The Peoples Publishing Group, Inc., a Delaware corporation (the "Company"), and Diane M. Miller, an individual resident of the State of New York (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and the Executive previously entered into an Employment Agreement, dated February 23, 1998 (the "1998 Agreement"), and now desire to amend and restate the 1998 Agreement in its entirety as set forth in this Agreement; and

         WHEREAS, the Company desires to continue the employment of the Executive and the Executive wishes to continue her employment with the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the Company and the Executive agree as follows:

         1. Employment. The Executive shall serve as the Executive Vice President of the Company and the Parent (as defined below), with such additional titles as the Chief Executive Officer of the Company (the "CEO") or the Parent or the Board of Directors of the Company or the Parent shall from time to time approve, and the Executive accepts such employment and agrees to perform services for the Company and its Affiliates in accordance with the requirements of the position, for the period and upon the other terms and conditions set forth in this Agreement. The term "Affiliate" as used in this Agreement shall mean any subsidiary or parent corporation of the Company and any other corporation under common control with the Company, including Peoples Educational Holding, Inc., a Minnesota corporation (hereinafter referred to as the "Parent").

         2. Term. Unless terminated at an earlier date in accordance with
Section 8, the initial term of the Executive's employment hereunder shall be for a period of three (3) years, commencing on the date hereof. Thereafter, the term of this Agreement shall be automatically extended for successive one-year periods unless either party objects to such extension by written notice to the other party at least 60 days prior to the end of the initial term or any extension term. Notwithstanding the foregoing, the terms of Sections 4.05 (Registration Rights), 5 (Confidential Information), 7 (Non-Competition), 8 (Termination), 9 (Restriction on Transfer of Shares; Right of First Refusal; Legend), and 10 (Miscellaneous) shall survive the expiration or termination of this Agreement (whether such expiration or termination occurs as a result of the expiration of the term as provided herein, by mutual agreement, as a result of the Executive's resignation, termination by the Company with or without cause, or any other reason), and continue in full force and effect in accordance with their terms.

         3.    Position and Duties.

                  3.01 Service with Company. During the term of this Agreement, the Executive shall perform such duties for the Company and its Affiliates as the CEO or Board of Directors of the Company or the Parent shall assign to her from time to time, consistent with the position set forth in Section 1.

                  3.02 Performance of Duties. The Executive shall serve the Company and its Affiliates faithfully and to the best of her ability, and devote her full time, attention and efforts to the business and affairs of the Company and its Affiliates during normal business hours (and outside normal business hours consistent with prior practices and as reasonably required) during the term of this Agreement. The Executive hereby confirms that she is under no contractual commitments inconsistent with her obligations set forth in this Agreement, and that during the term of this Agreement she shall not render or perform services for any other corporation, firm, entity or person; provided, however, that the



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Executive may serve as a member of the board of directors of a corporation or other organization upon the approval of the Company, which approval shall not be unreasonably withheld.

         4.    Compensation.

                  4.01 Base Salary. As compensation for all services to be rendered by the Executive under this Agreement during the first calendar year during the term of this Agreement, the Company shall pay to the Executive a base salary of $140,000, which salary shall be paid in accordance with the Company's normal payroll procedures and policies. The compensation payable to the Executive for each year following the expiration of the first calendar year during the term of this Agreement shall be mutually agreed upon by the Company and the Executive prior to the commencement of each such year based on the Executive's performance, provided, however, that the base salary shall not be reduced unless there is a downward adjustment in all executive salaries of the Company. Each annual increase shall equal at least five percent (5%) of the immediately preceding calendar year's base salary, except for years when there is a reduction in executive salaries in general, in which case the decrease will be no greater than the average decrease in the senior executive salaries. The Executive understands that executive salaries are subject to the approval of the Parent's Board of Directors.

                  4.02 Stock Option. On October 26, 2001, the Executive shall be granted an incentive stock option award of up to 75,000 shares of the Parent's common stock, par value of $.01 per share, under the Parent's 1998 Stock Plan (the "Plan") with restrictions on vesting of ownership and other matters more particularly described in the Incentive Stock Option Agreement attached as Exhibit A and in the Plan (the "Option").

                  4.03 Incentive Compensation. In addition to the base salary and options described in Section 4.01 and 4.02, the Executive shall be eligible to participate in any corporate performance based incentive compensation and bonus plans which are established by the Board of Directors of the Company or the Parent, at all times at a level which is commensurate with the Company's and the Parent's other senior executives similarly situated. If the Executive's employment is terminated pursuant to Sections 8.01(a)(iii) or 8.01(a)(iv) hereof, or if the Executive voluntarily resigns other than for Good Reason, no bonus shall be payable for the year in which such termination or resignation occurred. If the Executive's employment is terminated pursuant to Sections 8.01(a)(i), 8.01(a)(ii) or 8.01(b) hereof, the Company shall pay the Executive a pro rated bonus up through the date of termination for the year in which such termination occurred, payable promptly after the Company's and its Affiliates' audited financial statements for the year in which the termination occurred become available.

                  4.04 Participation in Benefit Plans. The Executive shall also be entitled to participate in all employee benefit plans or programs (including vacation time of not less than five weeks annually) established by the Company's or the Parent's Boards of Directors from time to time to the extent that her position, title, tenure, salary, age, health and other qualifications make her eligible to participate, and at all times at a level which is commensurate with the Company's and the Parent's other senior executives similarly situated. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto. Without limiting the generality of the foregoing, the Executive shall be provided with medical, disability, and life insurance coverage to the extent it is available at a reasonable cost from reputable insurers. In addition, the Company shall provide the Executive with sufficient after-tax funds to cover reasonable premiums for a life insurance policy on the Executive providing benefits to the Executive's beneficiaries at the Executive's death equaling one times the Executive's then current annual base salary.

                  4.05 Registration Rights. The Company and the Parent acknowledge that the Executive is entitled to certain registration rights with respect to the shares of common stock of Parent owed by the Executive, all in accordance with the terms and conditions of the Stock Purchase Agreement, dated August 24, 1993, by and among the Company, Cherry Tree Ventures III, the Executive, James J. Peoples and John C. Bergstrom.

                  4.06 Expenses; Auto Allowance. The Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses (including tolls and parking, but specifically excluding purchases of gas) incurred by her in the performance of her duties under this Agreement, and shall also pay the Executive an auto allowance for up to $600 net per month, subject to the Company's normal policies for expense verification.



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

         5. Confidential Information. Except as permitted or directed by the Company's CEO or Board of Directors, during the term of this Agreement and for a period of one year thereafter the Executive shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company or any of its Affiliates) any confidential or secret knowledge or information of the Company or any of its Affiliates which the Executive has acquired or become acquainted with or shall acquire or become acquainted with prior to the termination of the period of her employment by the Company (including employment by the Company or any of its Affiliates), whether developed by herself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable), financial results or condition, business plans or projections directly or indirectly useful in any aspect of the business of the Company or any of its Affiliates, any confidential customer lists or printer or supplier lists of the Company or any of its Affiliates, any author or freelance employee lists of the Company or any of its Affiliates, any confidential or secret development or research work of the Company or any of its Affiliates, any lists of potential investors or acquisitions contemplated by the Company or any of its Affiliates, any plans, proposals or strategies of the Company or its Affiliates to expand, merge or engage in a business combination or relationship, or any other confidential or secret aspects of the business of the Company or any of its Affiliates. The Executive acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and its Affiliates, as the case may be, acquired at great time and expense by the Company, its predecessors and its Affiliates, as the case may be, and that any disclosures or other use of such knowledge or information other than for the sole benefit of the Company or any of its Affiliates would be wrongful and would cause irreparable harm to the Company and its Affiliates, as the case may be. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now public or which subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by the Executive, and to any disclosures required by law.

         6. Ventures. If, during the term of this Agreement, the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of its Affiliates and a third party or parties, all rights in the project, program or venture, to the extent that such rights may be claimed by the Executive or the Company or any of its Affiliates, shall belong to the Company or its Affiliates, as the case may be. Except as approved by the Company's Board of Directors, the Executive shall not be entitled to any interest in such project, program or venture or to any commission, finder's fee or other compensation in connection therewith other than the compensation to be paid to the Executive as provided in this Agreement.

         7.    Non-Competition.

                  (a) During the term of the Executive's employment by the Company pursuant to this Agreement or otherwise, and for twelve (12) months following termination, she shall not, directly or indirectly, engage in competition with the Company or any of its Affiliates in any manner or capacity (e.g., as an adviser, consultant, principal, agent, partner, officer, director, stockholder, employee, or otherwise) in, or involving, the Test Preparation Market (as defined below), the Advanced Placement Market (as defined below) or the Supplemental Market (as defined below). "Test Preparation Market" shall mean the market consisting of the following test preparation materials intended for public and private elementary and secondary school students, whether such materials are in written, electronic, or any other media now existing or hereafter developed:

                           (i) generic test-taking training and materials, including practice tests, teaching to standardized national tests, including, but not limited to SAT-9 and CAT;

                           (ii)     drill and practice materials on
                                    state-specific tests, including practice tests; and

                           (iii) instructional material lessons for students on the new state curriculum standards with practice on state-mandated tests as an integral part of the lessons.

    In addition, the Test Preparation Market shall also include teacher training for the materials and tests set forth in subsections (i) - (iii) above in any form, including, but not limited to, consulting, instruction, or teacher training materials.

    The "Advanced Placement Market" shall mean the market consisting of high school and post-secondary instructional products, whether such products are in written, electronic, or any other media now existing or hereafter developed, that



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

are used in an Advanced Placement or college prep instructional environment, through grade 12, and that are designed to help students and teachers meet the requirements for the various Advanced Placement course of studies as prescribed by the College Board.

    The "Supplemental Market" shall mean the market consisting of pre-K-12 instructional materials, whether such materials are in written, electronic, or any other media now existing or hereafter developed, that are used in private or public schools and intended for student or teacher use with students and consisting of a wide array of educational materials that support or supplement basal textbooks and other core curriculum areas. These materials include, but are not limited to, workbooks and worktexts in paper or case, manipulatives, CD's, videos, film, software, and products designed to provide web-based instruction using the internet.

                  (b) (i) The obligations of the Executive under Section 7(a) with respect to the Test Preparation Market shall apply to the following geographic area: Alabama, Arizona, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Minnesota, Missouri, New Jersey, New York, North Carolina, Oregon, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia, Washington and Wisconsin; and any other state in which the Company or its Affiliates has engaged in business during the term of this Agreement through production, promotional, sales or marketing activity, or otherwise, or has otherwise established its goodwill, business reputation, or any customer relations in the Test Preparation Market.

                           (ii) The obligations of the Executive under Section
                  7(a) with respect to the Advanced Placement Market and the Supplemental Market shall apply to the entire United States.

                  (c) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, on behalf of herself or on behalf of any other person, firm or corporation, (i) call on any of the customers or identified customer prospects of the Company or any of its Affiliates (that became customers or were identified as customer prospects during the term of the Executive's employment with the Company or its Affiliates, whether pursuant to this Agreement or otherwise), for the purpose of soliciting or providing to any said customers or prospective customers any products or services competitive to the products and services of the Company or any of its Affiliates in the Test Preparation Market, the Advanced Placement Market or the Supplemental Market, nor will she in any way divert or take away any customer of the Company or its Affiliates in the Test Preparation Market, the Advanced Placement Market or the Supplemental Market; or (ii) call on any investor or acquisition/merger candidate identified by the Company or its Affiliates during the term of the Executive's employment with the Company or its Affiliates, whether pursuant to this Agreement or otherwise, in the Test Preparation Market, the Advanced Placement Market or the Supplemental Market.

                  (d) During the term of this Agreement, the Executive shall not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 7 if such activity were carried out by the Executive, either directly or indirectly; and in particular the Executive shall not, directly or indirectly, induce any employee of the Company or any of its Affiliates to carry out, directly or indirectly, any such activity.

                  (e) For a period of twelve (12) months following the termination of the Executive's employment hereunder, the Executive will not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person, firm or corporation that they employ or solicit for employment any employee of the Company or any of its Affiliates.

                  (f) Except as set forth in Section 8.01, during the term of this noncompetition covenant which follows the termination of the Executive's employment by the Company, the Company shall pay to the Executive, as consideration for such covenant, an amount equal to 60% of the Executive's highest annual base salary during her employment, which amount shall be payable to the Executive on a monthly basis in advance. The Company may, upon 30 days' written notice to the Executive, terminate its obligation to make such payments to the Executive and, in such event, this noncompetition covenant shall terminate as of the end of such 30-day period. The Executive shall not be entitled to any



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of the payments or benefits set forth in Sections 4.01, 4.03, 4.04 and 4.06 during the period during which the Company pays the Executive as provided in this Section 7(f).

                  (g) Ownership by the Executive, as a passive investment, of less than five percent (5%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7.

         8.    Termination.

                  8.01   Termination.

                  (a) This Agreement shall terminate prior to the expiration of the initial term set forth in Section 2 or of any extension thereof and neither the Company nor any of its Affiliates shall be obligated to make any further payments or to provide any benefits (except up to the date of termination) to the Executive in the event that at any time during such initial term or any extension thereof:

                           (i) Executive shall die, or

                           (ii) Executive shall become disabled in accordance with Section 8.02, or

                           (iii) Executive has breached the provisions of Sections 5 or 7 of this Agreement in any material respect, or

                           (iv) Executive is terminated for "cause," which means
         (A) the Executive's violation of a specific written reasonable direction from CEO or the Board of Directors of the Company or the Parent or (B) the Executive's failure or refusal to perform duties in accordance with this Agreement consistent with prior practices; provided, however, no termination shall be for cause under subsection
         (A) or (B) unless the Executive shall have first received written notice from the CEO or the Board of Directors of the Company or the Parent advising the Executive of the act or omission that constitutes cause and such act or omission continues after the Executive's receipt of such notice for at least a period of time that would have allowed the Executive to correct such act or omission or (C) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company or its Affiliates, or (D) the willful engaging by the Executive in illegal conduct that is materially and demonstrably injurious to the Company or its Affiliates. For the purposes of this section, no act, or failure to act, on the Executive's part shall be considered "dishonest," "willfull" or "deliberate" unless done, or omitted to be done, by the Executive in bad faith and without reasonable belief that the Executive's action or omission was in, or not opposed to, the best interest of the Company or its Affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company and its Affiliates.

Notwithstanding any termination of this Agreement pursuant to this Section 8.01, the Executive and the Company, in consideration of their respective rights and obligations as set forth in this Agreement, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of the Executive's employment.

                  (b) If the Company terminates the Executive prior to the expiration of the initial or an extension term of this Agreement for reasons other than set forth in Sections 8.01(a)(i)-(iv) or if the Executive terminates this Agreement for Good Reason (as defined below), the Company shall pay the Executive her salary and benefits through the date of termination, and:

                           (i) the Company shall be obligated to pay to the Executive her monthly base salary (as calculated below) for an aggregate period of twelve (12) months from the date of termination or the remainder of the term of this Agreement, whichever is shorter. Such amount shall be payable by the Company on a monthly basis. The Executive shall not be entitled to any of the payments or benefits set forth in Sections 4.01, 4.03, 4.04 and 4.06 during the period during which the Company pays the Executive as provided in this Subsection (b)(i). For purposes of this subsection only, the Executive's monthly base salary shall be calculated by dividing (A) an amount equal to the higher of the Executive's annual salary in the year of termination or the immediately preceding year, by
         (B) twelve (12); and

                           (ii) the Executive shall remain bound by the provisions of Section 7 in accordance with the terms thereof during the payment period set forth in Subsection (b)(i) immediately above, and the Company shall not be obligated to pay the Executive the amounts set forth in 7(f) in consideration therefor. Notwithstanding the foregoing, if the period of the required payments under Subsection 8.01(b)(i) above is less than twelve (12) months, the Executive shall be bound by the provisions of Section 7 of this Agreement for such additional number of months which, when added to the number of months the Company is required to pay the Executive under Subsection 8.01(b)(i) above, equals an aggregate of twelve (12) months, provided that the Company pays the Executive the amounts set forth in Section 7(f) of this Agreement for such additional months.

                  "Good Reason" shall mean the Company's material breach of its obligations or undertakings as set forth in this Agreement, provided, however, that no termination shall be for Good Reason unless the Company shall have first received written notice from the Executive advising the Company of the specific nature of the breach that constitutes the basis for the termination for Good Reason by the Executive and such material breach continues after the Company's receipt of such notice for at least a period of time that would have allowed the Company to correct such material breach.

                  (c) If the Executive resigns prior to the expiration of the initial or an extension term of this Agreement other than for Good Reason, the Company shall be obligated to pay the Executive her salary and benefits through the date of resignation. Thereafter, no salary, bonus or any other benefits or amounts shall be payable by the Company to the Executive. In the event the Executive resigns, the provisions of Section 7 shall continue to apply.

                  8.02 "Disability" Defined. The Board of Directors of the Company may determine that the Executive has become disabled, for the purpose of this Agreement, in the event that the Executive shall fail, because of illness or incapacity, to render services of the character contemplated by this Agreement for a period of 180 consecutive days and on the date of determination continues to be so disabled. The existence or nonexistence of grounds for termination of this Agreement for any reason under Section 8.01(a)(ii) shall be determined in good faith by the Board of Directors after notice in writing given to the Executive at least 30 days prior to such determination. During such 30-day period, the Executive shall be permitted to make a presentation to the Board of Directors for its consideration.

                  8.03 Surrender of Records and Property. Upon termination of her employment with the Company, the Executive shall deliver promptly to the Company all records, manuals, books, blank forms, documents, letters, manuscripts, publishing proposals from authors or employees, memoranda, notes, notebooks, reports, data, tables, calculations, lists of investors or acquisition/merger candidates, computer files, financial statements or records, budgets or business plans or copies thereof, which are the property of the Company or any of its Affiliates or which relate in any way to the business, products, practices or techniques of the Company or any of its Affiliates, and all other property, trade secrets and confidential information of the Company or any of its Affiliates, including, but not limited to, all documents which in whole or in part contain any trade secrets or confidential information of the Company or any of its Affiliates, which in any of these cases are in her possession or under her control.

         9. Restriction on Transfer of Shares; Right of First Refusal; Legend.

                  (a) The Executive shall not voluntarily or involuntarily sell, transfer, exchange or otherwise dispose of any of the shares of Parent stock that she may now own or hereafter acquire to any person or entity that is engaged in any activity that is competitive with the business of the Company or any of its Affiliates, unless she shall first offer to sell such shares to the Parent in accordance with the terms of this Section 9.

                  (b) If the Executive wishes to transfer or otherwise dispose of any shares of the Parent she owns in violation of Section 9(a) above, she shall deliver a written notice to the Parent, which notice shall specify the person or entity to whom the shares are to be transferred or disposed of, the purchase price or other consideration to be received by



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

the Executive for such shares and the terms upon which such purchase price or other consideration is to be paid. The delivery of such written notice to the Parent shall constitute an irrevocable offer by the Executive to sell the shares to the Parent upon the same terms and conditions as are specified in the notice. The Parent may accept such offer by delivering a written acceptance to the Executive within 30 days after receipt of the written notice from the Executive. If the Parent elects to accept such offer, the purchase of such shares shall be closed within 30 days upon the same terms as are specified in the Executive's written notice. If the Parent elects not to exercise such offer or if the Parent allows such offer to expire without being accepted, the Executive shall be permitted to transfer or encumber such shares on the terms specified in the written notice to the Parent to the person or entity identified therein. If such transaction is not consummated within 90 days, such shares shall again be subject to the restrictions and the purchase option described in this Section 9.

                  (c) Each certificate representing the shares of the Parent's capital stock that the Executive may now own or hereafter acquire shall be endorsed with the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby is subject to the restrictions, terms and conditions contained in the Amended and Restated Employment Agreement, dated July 1, 2001 entered into between the registered owner of such shares and The Peoples Publishing Group, Inc. A copy of such Agreement is on file in the office of the Secretary of the company."

                  (d) The provisions of this Section 9 shall continue in full force and effect throughout the initial and any extended term of this Agreement and until the period of the non-competition obligation of the Executive provided for in Section 7(a) or 8(b)(ii) expires or terminates. In the event that prior to the end of such period, the Executives sells her shares of Parent stock in a registered underwritten public offering where the distribution of the shares is controlled by the underwriter, the Executive shall be released from the restrictions of this Section 9 with respect to the shares so registered and sold.

         10.   Miscellaneous.

                  10.01 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of New Jersey.

                  10.02 Prior Agreements. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter, including the 1998 Agreement, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  10.03 Withholding Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  10.04 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing signed by the parties hereto.

                  10.05 Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party.

                  10.06 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waive and shall not constitute a waiver of such term of condition for the future or as to any act other than that specifically waived.

                  10.07 Injunctive Relief. The Executive agrees that it would be difficult to compensate the Company or the Parent fully for damages for any violation of the provisions of this Agreement, including without limitation the provisions of Sections 5, 7, and 8.03. Accordingly, the Executive specifically agrees that the Company and the Parent shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Agreement. This provision



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
with respect to injunctive relief shall not, however, diminish the right of the Company and the Parent to claim and recover damages in addition to injunctive relief.

                  10.08 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. The Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.


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


         IN WITNESS WHEREOF, the parties have hereunto set their hands, intending to be legally bound, as of the date first above written.

                                       THE PEOPLES PUBLISHING GROUP, INC.


                                       By:   /s/ James J. Peoples
                                          ------------------------------------
                                                Its:  Chief Executive Officer


                                             /s/ Diane M. Miller
                                          ------------------------------------
                                                Diane M. Miller

ACCEPTED AND AGREED
this 1st day of July, 2001

PEOPLES EDUCATIONAL HOLDINGS, INC.



By: /s/ James J. Peoples
   ----------------------------------------
      Its: Chief Executive Officer


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